EXHIBIT 10(h)

                    [FORM OF EXECUTIVE SEVERANCE AGREEMENT]


                                    AGREEMENT


                                   I. RECITALS

         A. The parties to this Agreement are U S WEST (as defined in Section II.M., below) at 1801 California Street, Denver, Colorado 80202 and _______________ (hereinafter "Executive") whose address is _________________.
Executive is currently employed by _______________ as _____________.

         B. This Agreement sets forth the understanding between U S WEST and Executive concerning the circumstances under which Executive will be entitled to receive severance benefits in the event his or her employment with U S WEST is terminated under circumstances identified in this Agreement and describes the nature and amount of the severance benefits.

         C. 1. IT IS UNDERSTOOD AND AGREED BY U S WEST AND EXECUTIVE THAT THIS AGREEMENT DOES NOT CONTAIN ANY PROMISE OR REPRESENTATION CONCERNING THE DURATION OF EXECUTIVE'S EMPLOYMENT WITH U S WEST. EXECUTIVE SPECIFICALLY ACKNOWLEDGES THAT HIS OR HER EMPLOYMENT WITH U S WEST IS AT-WILL AND MAY BE ALTERED OR TERMINATED BY EITHER EXECUTIVE OR U S WEST AT ANY TIME, WITH OR WITHOUT CAUSE AND/OR WITH OR WITHOUT NOTICE. THIS AT-WILL EMPLOYMENT RELATIONSHIP MAY NOT BE MODIFIED UNLESS IN A WRITTEN AGREEMENT SIGNED BY THE EXECUTIVE AND AN AUTHORIZED OFFICER OF U S WEST.

                  2. EXECUTIVE FURTHER ACKNOWLEDGES THAT THE WRITTEN POLICIES AND PROCEDURES OF U S WEST DO NOT CONSTITUTE CONTRACTS BETWEEN U S WEST AND EXECUTIVE, AND THAT THE POLICIES AND PROCEDURES ARE SUBJECT TO CHANGE BY U S WEST AT ANY TIME IN U S WEST'S SOLE DISCRETION. EXECUTIVE ACKNOWLEDGES THAT, AS OF THE DATE OF EXECUTION OF THIS AGREEMENT, THERE IS NO CONTRACT, EITHER EXPRESSED OR IMPLIED, IN EFFECT BETWEEN EXECUTIVE AND U S WEST THAT ALTERS THE AT-WILL EMPLOYMENT RELATIONSHIP OR CREATES OR IMPLIES THE EXISTENCE OF AN EMPLOYMENT CONTRACT. EXECUTIVE ACKNOWLEDGES THAT, WITH THE EXCEPTION OF EXECUTIVE'S STOCK OPTION AGREEMENTS AND EXECUTIVE'S RESTRICTED STOCK AGREEMENTS AND ANY NEGOTIATED AND DULY EXECUTED PENSION, MEDICAL, DEFERRED COMPENSATION, LIFE INSURANCE, LONG-TERM INCENTIVE PROGRAM ("LTIP"), SHORT-TERM INCENTIVE PROGRAM ("STIP"), AND/OR CHANGE OF CONTROL AGREEMENTS, THERE ARE NO OTHER CONTRACTS IN EFFECT BETWEEN EXECUTIVE AND U S WEST, INC. OR ANY SUBSIDIARY OR AFFILIATED COMPANY AS OF THE DATE OF EXECUTION OF THIS AGREEMENT PROVIDING FOR SEVERANCE BENEFITS.

         D. In consideration of the mutual covenants contained herein and other valuable consideration, receipt of which is hereby acknowledged, the parties contract and agree as follows.

                                 II. DEFINITIONS

         The  following  definitions  apply  solely  for  the  purposes  of this
Agreement:

         A.       "Change of Control" means any of the following:

                  1. any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing twenty percent (20%) or more of the total voting power of all of the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the Board of Directors; or

                  2. any period of two (2) consecutive calendar years during which there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

                  3. the Company becomes a party to a merger or consolidation in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of Common Stock of the Company will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

                  4. any other event that a majority of the Board of Directors, in its sole discretion, shall determine constitutes a Change of Control.

         B. "Company Information" means and includes, without limitation, any confidential, legal, financial, marketing, business, technical, or other information, including specifically but not exclusively, information that Executive prepared, caused to be prepared, or received in connection with Executive's employment with U S WEST, such as, management and business plans, business strategies, software, software evaluations, trade secrets, personnel information, marketing methods and techniques, and any of the above-recited information as it relates to U S WEST that shall have been obtained and/or learned during his or her employment and that shall not be public knowledge.

         C. "Company Property" means reports, files, memoranda, records, credit cards, keys, passes, computer access codes, software, cellular phones, computer equipment, facsimile equipment and any other property that Executive has requested or received, prepared or helped to prepare in connection with his or her employment with U S WEST. Company Property also includes, without limitation, any copies, duplicates, reproductions or excerpts of the materials outlined in this paragraph.

         D. "Conditions" means that: 1) Executive has been Discharged from Employment; 2) within twenty-one (21) calendar days after the date on which Executive is notified of his or her Discharge from Employment, Executive has executed and delivered to the office of the Vice President - Law and Human Resources for U S WEST, Inc. a Waiver & Release; 3) the period for revocation of the Waiver & Release has expired; and 4) Executive has complied with the requirements regarding return of all Company Property defined in this Agreement.

         E. "Discharge for Cause" means Executive's discharge from employment due to Executive's: 1) intentional breach of or failure to perform his or her employment duties; 2) intentional conduct that is demonstrably and materially injurious to U S WEST, monetarily or otherwise; or 3) significant failure to comply with the U S WEST Code of Business Ethics and Conduct, Corporate Policies or Compliance Plans. The parties acknowledge that this definition of Discharge for Cause is not intended and does not apply to any aspect of the relationship between U S WEST and any of its employees, including Executive, beyond determining Executive's eligibility for Severance Benefits under this Agreement.

         F. "Discharge(d) from Employment" means Executive's involuntary and permanent separation from employment with U S WEST by virtue of: 1) discharge without Cause, as that term is described in Section II. E. above; 2) layoff as a part of a reduction in force; or 3) Resignation or Retirement Under Certain Circumstances. Discharge(d) from Employment shall not include any other circumstances, including, but not limited to: 1) Executive's Discharge for Cause; 2) Executive's resignation or retirement, other than in the circumstances set forth in Section II. H. below; 3) any leave of absence; 4) the termination of Executive's employment due to death or disability; or 5) the transfer of Executive to a new location or the reassignment of Executive to U S WEST, Inc. or a wholly or partially owned subsidiary (except as otherwise provided for herein) of U S WEST, Inc.

         G. "LTIP" means the U S WEST Long-Term Incentive Plan and any successor or predecessor plan(s) thereto.

         H. "Resign(ation) or Retire(ment) Under Certain Circumstances" means that Executive has elected to resign or retire under the following circumstances:

                  1. Executive has been offered, and within fifteen (15) days of such offer has resigned or retired rather than accept, a transfer or assignment to another position within the United States [Add for International, as appropriate, reference to the relevant country or geographic region] with U S WEST, Inc., a subsidiary of U S WEST, Inc., or an affiliate in which U S WEST, Inc. owns, directly or indirectly, 50% or more of the entity, if the new position is not comparable or superior (in terms of responsibility and remuneration) to the position held by Executive immediately prior to the transfer or reassignment; or

                  2. Executive has been offered, and within fifteen (15) days of such offer has resigned or retired rather than accept, a transfer or assignment to another position within the United States [Add for International, as appropriate, reference to the relevant country or geographic region] with an affiliate of U S WEST, Inc. in which U S WEST, Inc. owns, directly or indirectly, less than 50% of the outstanding stock; or

                  3. Executive has been offered, and within fifteen (15) days of such offer has resigned or retired rather than accept, a transfer or reassignment to another position that is not located within the United States [Add for International, as appropriate, reference to the relevant country or geographic region]I. "Severance Benefits" means:

                                  Cash Payments

                  1. Within thirty (30) calendar days after the date on which Executive has complied with the Conditions, the U S WEST company that Executive is employed by immediately prior to his or her Discharge from Employment shall pay Executive in United States dollars in the United States the Severance Payment, as applicable, in appreciation for his or her service to U S WEST, substantially all of which service was rendered by Executive in the United States [Be sure this applies to International Executives]. Applicable state and federal withholding taxes will be deducted from the gross amount of this Severance Payment. None of the payments pursuant to this paragraph shall be included in the calculation of Executive's pension or savings benefits with U S WEST.

                  2. (a) If a Change of Control  has  occurred  within the three
(3) years prior to Executive's Discharge from Employment, within thirty (30) calendar days after the Conditions have been satisfied, the U S WEST company that Executive is employed by immediately prior to his or her Discharge from Employment shall pay to Executive a sum equal to (a) two (2) times the amount that would have been payable to Executive under the STIP at target and (b) a pro rata portion of the cash value of the amount that would have been payable to Executive under the LTIP at target. In the event any of such plans have been modified, amended, or superseded by a successor plan prior to the date of Discharge from Employment, the terms of the modified, amended, or new plan(s) shall control. The amount of the STIP payments payable hereunder may be determined by U S WEST in accordance with any criteria then in place. Applicable state and federal withholding taxes will be deducted from the gross amount of these STIP and LTIP payments. None of the payments pursuant to this subparagraph shall be included in the calculation of Executive's pension benefits.

                      (b) If a Change of Control has not occurred within the three (3) years prior to Executive's Discharge from Employment, within thirty
(30) calendar days after the Conditions have been satisfied, the U S WEST company that Executive is employed by immediately prior to his or her Discharge from Employment shall pay to Executive a sum equal to a pro rata portion of the amount that would have been payable to Executive under the STIP at target and
(b) a pro rata portion of the cash value of the amount that would have been payable to Executive under the LTIP at target. In the event any of such plans have been modified, amended, or superseded by a successor plan prior to the date of Discharge from Employment, the terms of the modified, amended, or new plan(s) shall control. The amount of the STIP payments payable hereunder may be determined by U S WEST in accordance with any criteria then in place. Applicable state and federal withholding taxes will be deducted from the gross amount of these STIP and LTIP payments. The amount of any STIP payments made to Executive pursuant to this Agreement will be included in the calculation of Executive's nonqualified pension benefits.

                  3. Within thirty (30) calendar days after the Conditions are satisfied, the U S WEST company that Executive is employed by immediately prior to his or her Discharge from Employment shall pay to Executive an amount equal to the balance available to Executive for financial counseling services for the remainder of the year of Executive's termination and will pay to Executive the amount available for financial counseling services for the following year.

                             Stock and Stock Options

                  4. Vesting restrictions applicable to any stock granted by U S WEST to Executive under the LTIP shall lapse thirty (30) calendar days after execution and delivery of the Waiver & Release and satisfaction of all other Conditions. Stock granted to Executive other than under the LTIP shall be subject to the terms of the agreement governing such grant.

                  5. (a) The Human Resources Committee of the U S WEST, Inc. Board of Directors ("HRC") has the sole discretion to alter or amend the vesting schedule of any stock options and/or stock appreciation rights granted under the Stock Plan prior to October 31, 1995. The existing discretion of the HRC is set forth in the original agreement between Executive and U S WEST granting the stock options and/or stock appreciation rights to Executive. Only if (i) the original agreement between Executive and U S WEST granting any such stock options and/or stock appreciation rights provides that the terms of any agreement regarding severance benefits shall govern the treatment of such stock options and/or stock appreciation rights under the particular circumstances of Executive's Discharge from Employment, and (ii) Executive is Discharged from Employment, then a pro rata portion of such stock options and/or stock appreciation rights (rounded up to the nearest whole option and calculated in the manner set forth below) shall become fully exercisable thirty (30) calendar days after execution and delivery of the Waiver & Release and satisfaction of all other Conditions. For any stock options and/or stock appreciation rights granted under the Stock Plan on or after October 31, 1995, that are not exercisable on the date of Discharge from Employment, a pro rata portion of such stock options and/or stock appreciation rights (rounded up to the nearest whole option) shall become fully exercisable thirty (30) calendar days after execution and delivery of the Waiver & Release and satisfaction of all other Conditions. Such pro rata portion shall be determined by multiplying the number of options in any grant by a fraction (or series of fractions) the numerator of which is the number of full months from the grant date to the date of Discharge from Employment and the denominator of which is the number of full months in the original vesting schedule for each applicable portion of the grant.

                           (b)      If  Executive's  Discharge  from  Employment
is concurrent with Executive's retirement from employment as defined in the Stock Plan, Executive's stock options shall be governed by the terms governing retiree options under the Stock Plan, rather than the provisions of
Section II. I. 5. (a) above.

                  6. Provided Executive does not go into business in competition with U S WEST or render services to or become employed by a firm engaged in such competition, as determined in the sole discretion of the HRC or its designee, Executive shall have the right, at any time up to three (3) years after the date of his or her Discharge from Employment (but in no event after the expiration date of the applicable stock options and stock appreciation rights), to exercise stock options and stock appreciation rights held as of the date of Discharge from Employment. In the event Executive does, within the three (3) year period, go into business in competition with U S WEST or render services to or become employed by a firm that is engaged in competition with U S WEST, Executive shall have ninety (90) calendar days after the date on which he or she becomes so employed or engaged in the competitive position to exercise any stock options and stock appreciation rights that have not previously expired, to the extent that such stock options and stock appreciation rights are then otherwise exercisable. This Section, II. H. 6., shall not be applicable if Executive's Discharge from Employment is concurrent with Executive's retirement from employment as defined in the Stock Plan. If Executive has retired from employment as defined in the Stock Plan, the terms of the Stock Plan shall govern with respect to the matters addressed in this Section.

                       Medical, Dental and Vision Benefits

                  7. The U S WEST company that Executive is employed by immediately prior to his or her Discharge from Employment shall take such steps as are necessary to permit Executive to continue, in full force and effect and "at U S WEST's Expense" for the "applicable period" (as those terms are defined in Section II. O. of this Agreement), medical, dental and vision benefits for Executive and Executive's dependents on the same basis as if Executive had remained an active employee during such applicable period; provided, however, that all rights to such benefits (except the right to continue health plan coverage at Executive's own expense under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA")) shall terminate if the Conditions are not satisfied within ninety (90) calendar days after the date of Executive's Discharge from Employment with U S WEST.

                            Career Guidance Services

                  8. The U S WEST company that Executive is employed by immediately prior to his or her Discharge from Employment shall take such steps as are necessary to provide career guidance services to Executive through an outside consulting firm selected by U S WEST. U S WEST will have sole discretion to determine the exact amounts of career guidance services that will be provided, and Executive does not have any right to receive a cash payment in lieu of career guidance services.

         J.       "Severance Payment" means a payment amount equal to:

                  1. If Executive is a Band 1 Officer (or any successor designation) on the date on which Executive is notified of his or her Discharge from Employment, a lump sum severance amount equal to two (2) times Executive's annual base salary in effect on the date of such notification; or

                  2. (a) If Executive is a Band 2 Officer (or any successor designation) on the date on which Executive is notified of his or her Discharge from Employment, and such notification of Discharge from Employment occurs within three (3) years after a Change of Control, a lump sum severance amount equal to two (2) times Executive's annual base salary in effect on the date of notification.

                     (b) If Executive is a Band 2 Officer (or any successor designation) on the date on which Executive is notified of his or her Discharge from Employment, and such notification of Discharge from Employment does not occur within three (3) years after a Change of Control, a lump sum severance amount equal to one and one half (1.5) times Executive's annual base salary in effect on the date of notification.

         K. "Stock Plan" means the U S WEST, Inc. 1998 Stock Plan and its predecessor and successor plans.


         L. "STIP" means the U S WEST, Inc. Short-Term Incentive Plan, the Executive Short-Term Incentive Plan or the short-term incentive plan for Executive's business unit, as applicable, and any successor plan(s) thereto.

         M. "U S WEST" means U S WEST, Inc. and any division, subsidiary, affiliate, or successor, unless otherwise specifically stated herein.

         N.       "Waiver & Release" means the waiver  and release  of  claims
against   U S WEST  and  its representatives, in the form attached hereto as
Appendix "A."

         O. Solely for purposes of Section II. I. 7. of this Agreement relating to medical, dental and vision benefits: (i) the phrase "at U S WEST's Expense" means that, if Executive makes a timely election of COBRA coverage, the U S WEST company that Executive is employed by immediately prior to his or her Discharge from Employment will waive the first six (6) months of COBRA premiums and, if Executive is not eligible at the expiration of the initial six (6) month period for coverage under another employer's health plan, the U S WEST company Executive is employed by immediately prior to his or her Discharge from Employment will provide Executive with a lump sum payment equal to twelve (12) months of COBRA premiums (less applicable taxes); and (ii) the term "applicable period" means the eighteen (18) months following the date of Executive's Discharge from Employment or, if less than eighteen (18) months, the period for which the U S WEST Health Care Plan is required to extend continuation coverage under COBRA.

                                 III. COVENANTS

         A. Consideration. U S WEST agrees to provide the following to Executive as consideration for the execution of this Agreement:

                  1.  Current employment at U S WEST;

                  2. Eligibility for Severance Benefits described in the Agreement; and

                  3. Eligibility for benefits under a change of control agreement as referred to in Section IV. B.

                  Executive acknowledges that: (1) in the event a Change of Control occurs and Executive is Discharged from Employment within three (3) years after such Change of Control, the provisions concerning Severance Payment and Severance Benefits under this Agreement, or Additional Pay as defined in an agreement referred to in Section IV B. hereto, are more favorable to Executive than under any prior severance agreement or change of control agreement between Executive and U S WEST; and (2) the more favorable provisions concerning Severance Payment and Severance Benefits provided herein or Additional Pay as provided in any agreement referred to in Section IV. B. herein constitute full and sufficient consideration for the execution of this Agreement.

         B.       Receipt of Severance Benefits.

                  1. In the event Executive is employed as a Band 1 or Band 2 officer (or any successor designation) on the date on which Executive is notified of his or her Discharge from Employment, Executive will receive Severance Benefits only if he or she has complied fully with the Conditions including, but not limited to, execution and delivery of the Waiver & Release. Executive agrees that, if provided, the Severance Benefits are provided, in part, in exchange for the elimination of any obligation of U S WEST to compensate Executive for the remainder of the term of any Expatriate Agreement and that Executive is not entitled to any compensation in addition to the Severance Benefits upon satisfaction of the Conditions. U S WEST will have no responsibility for any taxes on the Severance Benefits, including no responsibility to follow the Taxation Methodology approach outlined in any Expatriate agreement. Executive agrees to indemnify U S WEST and hold U S WEST harmless for any liability for any taxes due on the Severance Benefits. Executive will not be entitled to receive Severance Benefits pursuant to this Agreement if Executive is not Discharged from Employment.

                  2. In the event (1) Executive accepts a transfer or reassignment to a position with a company affiliated with U S WEST, Inc. in which U S WEST, Inc. owns, directly or indirectly, less than 50% of the outstanding stock and (2) a Change of Control has not occurred, this Agreement shall terminate on the date on which Executive begins employment with the affiliated company, with the exception that the provisions concerning Return and Protection of Company Property and Company Information, Non-solicitation of Employees, Arbitration of Disputes, Executive Cooperation, and Non-disparagement shall remain in full force and effect.

                  3. In the event Executive has executed this Agreement, and is not a Band 1 or Band 2 officer (or any successor designation) on the date on which he or she is notified of his or her Discharge From Employment or the date on which he or she gives notice of intent to Resign or Retire under Certain Circumstances as the case may be, but was a Band 1 or Band 2 officer (or any successor designation) at any time during the twelve (12) month period immediately preceding such date, Executive will be eligible for Severance Benefits under this Agreement. If Executive is not a Band 1 or Band 2 officer (or any successor designation) on the date on which he or she is notified of his or her Discharge From Employment or the date on which he or she gives notice to Resign or Retire Under Certain Circumstances, and was not a Band 1 or Band 2 officer (or any successor designation) at any time during the twelve (12) month period immediately preceding such date, Executive will not be eligible for benefits under this Agreement and will be entitled to severance benefits only under the terms and conditions set forth in the U S WEST Management Separation Program or a successor plan or program, if any, if otherwise eligible under the terms and conditions of that plan or program.

                  4. If a Change of Control has occurred within the three (3) years prior to Executive's Discharge from Employment and if, in the opinion of the tax counsel selected by U S WEST's independent auditors and reasonably acceptable to the Executive ("Tax Counsel"), any Severance Benefits or any other payments or benefits received or to be received by Executive -- whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with U S WEST, any person whose actions result in a Change of Control or any person affiliated with U S WEST or such person -- constitute "Parachute Payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code, and in the opinion of Tax Counsel, are deemed not to be deductible in whole or in part in the calculation of federal income tax of U S WEST, or any other person or entity making such payment or providing such coverage or benefit, by reason of
Section 280G of the Internal Revenue Code, the aggregate Severance Benefits provided hereunder shall, in accordance with applicable law, be reduced to the extent, and only to the extent, that the aggregate reduced Severance Benefits are fully deductible to U S WEST for tax purposes by reason of Section 280G of the Code. All determinations made by Tax Counsel under this Section shall be binding on U S WEST and Executive and shall be made within thirty (30) days of the date Executive is notified of his or her Discharge from Employment.

         C.       Death, Retirement, Disability.

                  1. In the event of the death, retirement or disability of Executive, nothing in this Agreement shall be construed to limit or curtail the right of Executive or, in the case of death, Executive's beneficiaries, to receive the benefits to which they are entitled under the retirement plans, disability policies and other applicable plans maintained by U S WEST.

                  2. In the event Executive is notified of his or her Discharge from Employment under circumstances that would qualify Executive to receive Severance Benefits, but Executive dies before he or she has fulfilled the Conditions, the Severance Benefits will be paid to Executive's estate provided that the Conditions are satisfied by the estate within ninety (90) calendar days of Executive's death.

         D.   Return and Protection of Company Property and Company Information.

                  1. Within five (5) calendar days after the date on which Executive's employment terminates for whatever reason, Executive agrees to return to U S WEST all Company Property and all documents or other tangible things that contain Company Information.

                  2. Executive agrees that any inventions, discoveries, creations (including without limitation software, writings, drawings and other works), improvements, confidential information or other intellectual property that he or she may develop or create, or assist in developing or creating, during his or her employment with U S WEST, whether or not patentable or eligible for copyright, that relate to the actual, planned, or foreseeable business or other activities of U S WEST, or that result from his or her work for U S WEST, are the exclusive property of U S WEST. Executive agrees to disclose promptly such property to U S WEST and will, both during and after his or her employment, and without additional compensation, execute all assignments and other documents and do all things reasonably necessary to secure and enforce U.S. and foreign intellectual property rights for U S WEST, including patents and copyrights.

                  Executive agrees to hold in a fiduciary capacity for the benefit of U S WEST all Company Information. After termination of Executive's employment with U S WEST, Executive will not, without prior written consent of U S WEST, communicate or divulge any such information, knowledge or data to anyone other than U S WEST or its designated representatives.

                  3. Executive shall comply with the provisions relating to the return and protection of Company Property and Company Information following the termination of his or her employment, regardless of whether he or she is eligible to receive Severance Benefits pursuant to this Agreement.

         E. Nonsolicitation of Employees. Executive agrees that he or she will not for a period of eighteen (18) months immediately following the termination of his or her employment with U S WEST for any reason, regardless of whether he or she is eligible to receive Severance Benefits, either on Executive's own account or in conjunction with or on behalf of any other person or entity whatsoever, directly or indirectly induce, solicit, or entice away any person who, at any time during the three (3) months immediately preceding Executive's termination of employment, is a managerial level employee of U S WEST
(including, but not limited to, any Officer, Executive Director or director-level employee, or any equivalent or successor term for any such employee). Should Executive materially breach the provisions of this paragraph, Executive shall pay to U S WEST one and one half (1.5) times Executive's annual base salary in effect on Executive's last day of employment. The parties agree that while the full extent of damages in the event of breach is uncertain, this sum is not a penalty and would adequately compensate the non-breaching party for all damages which might be incurred in the event of breach.

         F.  Arbitration of Disputes.

                  Executive agrees that any claim, controversy or dispute that may arise directly or indirectly in connection with Executive employment or termination of employment with U S WEST, and/or any associated or related disputes arising therefrom involving U S WEST and/or any employee(s), Director(s), officer(s), or agent(s) of U S WEST, whether arising in contract, statute, tort, fraud, misrepresentation, discrimination, common law or any other legal theory, including, but not limited to, disputes relating to the making, performance or interpretation of this Agreement; and claims or other disputes arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended; 42 U.S.C. ss. 1981, ss. 1981a, ss. 1983, ss. 1985, or ss. 1988; the
Family and Medical Leave Act of 1993; the Americans with Disabilities Act of 1990, as amended; the Rehabilitation Act of 1973, as amended; the Fair Labor Standards Act of 1938, as amended; the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); the Colorado Anti-Discrimination Act; or any other similar federal, state or local law or regulation, whenever brought, shall be resolved by arbitration. If, however, Executive would otherwise be legally required to exhaust administrative remedies to obtain legal relief, Executive can and must exhaust such administrative remedies prior to pursuing arbitration. The only legal claims between Executive and U S WEST that are not included for arbitration within this Agreement are claims for workers' compensation or unemployment compensation benefits. By signing this Agreement, Executive voluntarily, knowingly and intelligently waive any right Executive may otherwise have to seek remedies in court or other forums, including the right to a jury trial. U S WEST also hereby voluntarily, knowingly, and intelligently waives any right it might otherwise have to seek remedies against Executive in court or other forums, including the right to a jury trial. The Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16 ("FAA") shall govern the arbitrability of all claims, provided that they are enforceable under the FAA, as it may be amended from time to time. In the event the FAA does not govern, the Colorado Uniform Arbitration Act shall apply. Additionally, the substantive law of Colorado, to the extent it is consistent with the terms stated in this Agreement for arbitration, shall apply to any common law claims. This Agreement for arbitration supersedes any prior arbitration agreement between Executive and U S WEST to the extent they are inconsistent.

         A single arbitrator engaged in the practice of law shall conduct the arbitration under the applicable rules and procedures of the American Arbitration Association ("AAA"), unless otherwise agreed to by the parties. Any dispute, that relates directly or indirectly to Executive's employment with U S WEST or to the termination of Executive's employment will be conducted under the AAA National Rules for the Resolution of Employment Disputes, effective June 1, 1997. The arbitrator shall be chosen from a state other than Executive's state of residence and other than Colorado. Other than as set forth herein, the arbitrator shall have no authority to add to, detract from, change, amend, or modify existing law. The arbitrator shall have the authority to order such discovery as is necessary for a fair resolution of the dispute. The arbitrator may award punitive damages, as allowed by Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended; and the Americans with Disabilities Act of 1990, as amended, regardless of any limitations imposed by federal, state, or local laws regarding amounts that may be awarded in arbitration proceedings. All arbitration proceedings, including without limitation, settlements under this Agreement, will be confidential. Executive shall not be required to pay more than One Hundred Fifty Dollars ($150.00) of the arbitrator's hourly fees and expenses. The prevailing party in any arbitration shall be entitled to receive reasonable attorneys' fees as provided by law. The arbitrator's decision and award shall be final and binding, as to all claims that were, or could have been, raised in the arbitration, and judgment upon the award rendered by the arbitrator may be entered to any court having jurisdiction thereof. If any party hereto files a judicial or administrative action asserting claims subject to this arbitration provision, and another party successfully stays such action and/or compels arbitration of such claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees not to exceed Two Thousand Five Hundred Dollars ($2,500.00).

         G. Executive Cooperation. As a free and voluntary act, Executive agrees that, following the termination of his or her employment, regardless of whether he or she is eligible to receive Severance Benefits , he or she agrees thereafter to cooperate with, and to make himself or herself available for, any investigations or lawsuits involving U S WEST. Executive will be paid an hourly rate computed based on his or her final base salary for time spent at the request of U S WEST, other than in depositions or at trial for which Executive will not be paid. Executive agrees not to assist or provide information to any other party in any litigation against U S WEST, except as required under law or formal legal process after Executive provides advance notice to U S WEST at least ten (10) calendar days prior to such assistance or provision of information (or, if Executive is so required to assist or provide such information within less than ten (10) calendar days of receipt of such requirement, after Executive provides timely advance notice to U S WEST) to allow U S WEST to take legal action with respect to the matter. Nothing in this Agreement shall restrict or preclude Executive from, or otherwise influence Executive in, testifying fully and truthfully in legal, administrative, or any other proceedings involving U S WEST, as required by law or formal legal process.

         H. Indemnification. In the event Executive is Discharged from Employment, the U S WEST company that Executive is employed by immediately prior to his or her Discharge from Employment will indemnify Executive to the extent permitted or authorized by that company's bylaws, on the same basis as the indemnification provided to other former officers, against all costs, charges and expenses incurred (including, but not limited to, any judgment entered by a court of law), in connection with any action, suit or proceeding to which Executive may be made a party directly resulting from his or her employment as an officer of U S WEST.

         I. Non-disparagement. Executive agrees that, following the termination of his or her employment, regardless of whether he or she is eligible to receive Severance Benefits he or she will make no written or oral statements that directly or indirectly disparage U S WEST in any manner whatsoever, including but not limited to: (a) the working conditions or employment practices of U S WEST; or (b) U S WEST as a provider of telecommunications or other products and services. It will not be a violation of this paragraph for Executive to make truthful statements, under oath, as required by law or formal legal process. Should Executive materially breach the provisions of this paragraph, Executive shall pay to U S WEST one times Executive's annual base salary in effect on Executive's last day of employment. The parties agree that while the full extent of damages in the event of breach is uncertain, this sum is not a penalty and would adequately compensate the non-breaching party for all damages which might be incurred in the event of breach.

         J. Negotiation of Severance Benefits. In the event Executive is Discharged From Employment, U S WEST and Executive agree that, if negotiations occur regarding the terms of this Agreement, regardless of whether the negotiations involve material changes to the Agreement, no consideration period provided to Executive as set forth in Section II. D. or otherwise will be extended due to the existence of such negotiations.

                            IV. ADDITIONAL PROVISIONS

         A. Binding Effect. This Agreement shall bind and benefit the heirs, personal representatives, administrators, successors, subsidiaries, affiliates and assigns of U S WEST and Executive.

         B. Change of Control. If U S WEST, Inc. has offered Executive a severance agreement providing for benefits in the event of a change of control, separate and apart from the provisions relating to Change of Control contained within this Agreement, execution of such Change of Control Agreement is a condition of this Agreement. In the event that such Change of Control Agreement, is in force on the date that a "change of control" occurs (as defined in the Change of Control Agreement), and Executive is entitled to and elects to receive benefits under the Change of Control Agreement, the terms of the Change of Control Agreement (including arbitration provisions) shall supersede this Agreement, whether the Change of Control Agreement was signed prior to or subsequent to the execution of this Agreement, and Executive will not be entitled to Severance Benefits under this Agreement.

         C. Entire Understanding. This Agreement contains the entire understanding of the parties with respect to the matters addressed herein and supersedes all prior representations, understandings and agreements of the parties with respect thereto, with the following exception: in the event a court or arbitrator concludes that the arbitration provisions of this Agreement are unenforceable for any reason, any prior agreement by Executive to submit employment disputes to arbitration shall remain enforceable. This Agreement may be modified only by a written agreement executed by both Executive and an authorized officer of U S WEST.

         D. Governing Law. Except as otherwise specifically stated for any provision of this Agreement, the substantive law of Colorado, shall apply to any claims between U S WEST and Executive to the extent such law is consistent with the terms stated herein and to the extent not preempted by ERISA or other applicable federal law.

         E. Notices. All notices and communications required by this Agreement shall be in writing and delivered by: 1) hand delivery; 2) registered or certified mail, return receipt requested, postage prepaid; or 3) overnight mail. All such notices and communications shall be addressed as follows:

                  To Executive:

                  -------------------------------
                  -------------------------------
                  -------------------------------

                  To U S WEST:

                  U S WEST, Inc.
                  Vice President - Law and Human Resources
                  1801 California Street, Suite 5200
                  Denver, CO 80202

or to such other address as either party shall have furnished to the other in writing in accordance with this Agreement. Notices and communications shall be effective when actually received by the addressee.

         F. Availability Of Injunctive Relief. U S WEST and Executive agree that U S WEST would suffer irreparable injury if Executive breached his or her responsibilities relating to the return and protection of Company Information or Company Property and that the injury would not be compensable fully in monetary damages. Accordingly, in the event Executive breaches or threatens to breach that condition, the arbitration provisions of this Agreement shall not prevent U S WEST or Executive from obtaining injunctive relief from a court of competent jurisdiction to enforce the obligations relating to the return and protection of Company Information or Company Property, pending decision on the merits by the arbitrator.

         G. Waiver Of Breach. The waiver by either U S WEST or Executive of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach by either party.

         H. Severability.

                  1. In case any one or more of the provisions of this Agreement shall be found to be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions and/or clauses contained herein shall not in any way be affected or impaired thereby. Any clause and/or provision that is found to be invalid, illegal or unenforceable shall be deemed, without further action on the part of the parties hereto, to be modified, amended and/or limited to the minimum extent necessary to render such clauses and/or provisions valid and enforceable. A claim by either party that any provision of this Agreement is invalid, illegal or unenforceable shall be determined by an arbitrator under the arbitration provisions of this Agreement. In the event an arbitrator determines that any provision of this Agreement is invalid, illegal or unenforceable for any reason, it is the mutual desire of the parties that the arbitrator reform the Agreement to the minimum extent necessary to render such provision valid and enforceable and direct the parties to comply with the requirements of this Agreement as modified.

                  2. The arbitration provisions contained or incorporated in this Agreement supersede the arbitration provisions contained or incorporated in any prior agreement between Executive and U S WEST, to the extent such provisions are inconsistent. The sole exception is that, as provided in Section
IV. B. above, the arbitration provisions contained in any Change of Control Agreement between U S WEST and Executive, whenever executed, shall supersede any inconsistent arbitration provisions contained in this Agreement.

         I. Expatriate Agreements. This Agreement shall control if there is any conflict between this Agreement and the terms of any Expatriate Agreement between Executive and U S WEST, with the exception of any specially negotiated and duly executed short-term or long-term incentive agreements. Executive agrees that this Agreement alone provides the only severance benefits, including compensation, for the Executive in the event of Executive's Discharge from Employment and supersedes and replaces the obligations of U S WEST in the "Company initiated termination" provision or similar provisions under any Expatriate Agreement.


         J.  Acknowledgments.  Executive confirms that:

                  1. U S WEST has advised Executive to consult legal counsel before signing this Agreement or the Waiver and Release provided for herein.

                  2. Executive has reviewed this Agreement in its entirety, fully understands its meaning and effect, and agrees to its terms.

                  3. Executive has had a period of at least thirty (30) calendar days within which to consider this Agreement prior to its execution.


         K. Compliance. Executive agrees that he or she shall comply with the provisions set forth in this Agreement in Section III. D. (Return and Protection of Company Property and Company Information), III. E. (Nonsolicitation of Employees), III. F. (Arbitration of Disputes), III. G. (Executive Cooperation), and III.I. (Non-disparagement) following the termination of his or her employment for any reason, regardless of whether he or she is eligible to receive Severance Benefits pursuant to this Agreement.


         L. Modification. This Agreement may not be modified except by the Vice President - Law and Human Resources for U S WEST or his or her successor or designee. To be effective, such modification must be in a written agreement signed by the Vice President - Law and Human Resources for U S WEST or his or her successor or designee.

         Executed in duplicate this _____ day of ______________________, 199__.

                                           U S WEST


____________________________________       By _______________________________
EXECUTIVE
                                          Its _______________________________

                                   APPENDIX A

                                     RELEASE


         In consideration of the Severance Benefits identified in Section II. I. of the attached Agreement between Executive and U S WEST, Inc. and its divisions, subsidiaries, affiliates, and successors, Executive, as a free and voluntary act, forever releases and discharges U S WEST, Inc., its divisions, subsidiaries, affiliates, and successors, and the directors, officers, employees, agents and representatives of all of them (hereinafter "U S WEST"), of and from any and all debts, obligations, demands, claims, judgments or causes of action of any kind whatsoever, whether now known or unknown, in tort, in contract, by statute, or any other basis for compensatory, punitive or other damages, expenses, reimbursements or costs of any kind, including, but not limited to, any and all claims, demands, rights and/or causes of action, arising up to the date of this Release, including those that might arise out of allegations relating to claimed breach of an alleged oral or written contract, or related purported employment discrimination or civil rights violations including, but not limited to, alleged violations of Title VII of the Civil Rights Act of 1964, as amended; claims under the Civil Rights Act of 1991; claims under the Age Discrimination in Employment Act of 1967, as amended; claims under 42 U.S.C. ss. 1981, ss. 1981a, ss. 1983, ss. 1985, or ss. 1988;
claims under the Family and Medical Leave Act of 1993; claims under the Americans with Disabilities Act of 1990, as amended; claims under the Fair Labor Standards Act of 1938, as amended; claims under the Employee Retirement Income Security Act of 1974, as amended; claims under the Colorado Anti-Discrimination Act; or claims under any other similar federal, state or local law or regulation that Executive might have or assert against any of said entities or persons by
(1) reason of active employment by U S WEST or any associated or affiliated company or the termination of said employment relationship and all circumstances related thereto, or (2) reason of any other matter, case or thing whatsoever that may have occurred prior to the date of execution of this Release. U S WEST specifically disclaims any liability to, or for wrongful acts against, Executive or any other person on the part of itself, its shareholders, subsidiaries, affiliates, and successors and the directors, officers, employees and agents of each of them.

                NOTICE OF REVOCATION FOR ONLY MINNESOTA RESIDENTS

         Executive understands that he or she may rescind (that is, cancel) this Release within fifteen (15) calendar days of signing it. To be effective, Executive's rescission must be in writing and delivered to Vice President - Law and Human Resources, U S WEST, Inc., 1801 California Street, Suite 5200, Denver, CO 80202, either by mail or by hand delivery within the 15-day period. If by mail, the rescission must be: (1) postmarked within the 15-day period; (2) properly addressed; and (3) sent by certified mail, return receipt requested.


                 NOTICE TO EMPLOYEES (40 YEARS OF AGE OR OLDER)
              OF PERIOD TO CONSIDER RELEASE AND OF RIGHT TO REVOKE

         Executive acknowledges that he or she has been given at least twenty-one (21) calendar days to consider this Release and that Executive has been advised to consult with an attorney prior to signing this Release. Executive acknowledges that his or her signing of this Release is completely voluntary.

         Executive has the right to revoke (that is, to cancel) this Release within seven (7) calendar days of signing it by delivering a written statement of revocation within that seven (7) day period by certified mail to the Vice President - Law and Human Resources, U S WEST, Inc., 1801 California Street, Suite 5200, Denver, CO 80202.


         Dated this       day of               , 19___.


U S WEST                                  EXECUTIVE


By: _________________________              By: ___________________________

Title: ______________________              Title: ________________________


               THIS IS A RELEASE -- READ CAREFULLY BEFORE SIGNING.
                      YOU SHOULD CONSULT WITH AN ATTORNEY.

            Your signature is not required on this document until the
                          time of severance.